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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Chordiant Software, Inc.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  Delaware                             93-1051328
                  --------                             ----------
  (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


      20400 Stevens Creek Blvd., Suite 400, Cupertino, CA    95014
      ---------------------------------------------------    -----
            (Address of principal executive office)        (Zip code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: / /

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: /X/

         Securities Act registration statement number to which this form
         relates:    333-92187
                  (if applicable)

         Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on Which
       Title of Each Class to be so Registered    Each Class is to be Registered
       ---------------------------------------    ------------------------------

                       None

         Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, par value $0.001 per share
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the common stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 67 of the prospectus included in the Registrant's Form S-1 Registration Statement, as amended (No. 333-92187), initially filed with the Securities and Exchange Commission on December 6, 1999 and is incorporated herein by reference.

ITEM 2. EXHIBITS.

Exhibit
Number                       Description of Document

 3.1 Amended and Restated Certificate of Incorporation of the Registrant, to be effective following the closing of the offering.(1)

 3.2          Amended and Restated Bylaws of the Registrant.(1)

 3.3          Amended and Restated Certificate of Incorporation of the
              Registrant.(1)

 3.4          Amendment to Certificate of Incorporation of the Registrant (1)

 4.2          Specimen Stock Certificate.(2)

    ------------------------------

(1) Incorporated by reference to the identically numbered exhibits to the Registrant's Registration Statement (No. 333-92187).

(2) Filed herewith.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      CHORDIANT SOFTWARE, INC.



Date: February 7, 2000                 By: /s/ Steven R. Springsteel
                                         --------------------------------
                                         Steven R. Springsteel
                                         Executive Vice President and
                                           Chief Financial Officer